As filed with the Securities and Exchange Commission on December 16, 2004
                                                   Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                                ECI TELECOM LTD.
             (Exact name of registrant as specified in its charter)

             Israel                                        None
  (State or other jurisdiction               (IRS Employer Identification No.)
of incorporation or organization)

                                30 Hasivim Street
                           Petah Tikva 49133 - Israel
               (Address of principal executive offices) (Zip Code)

                  ECI TELECOM LTD. EMPLOYEE SHARE PURCHASE PLAN

                           (Full title of the Plan(s))


                                ECI Telecom Inc.
                          1201 West Cypress Creek Road
                         Fort Lauderdale, Florida 33309
                     (Name and address of agent for service)
                                 (954) 772-3070
          (Telephone Number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                             Proposed Maximum            Proposed Maximum
                                       Amount to be      Offering Price per Share    Aggregate Offering Price        Amount of
Title of Securities to be Registered  Registered (1)                (2)                         (2)               Registration Fee
------------------------------------ ------------------- ------------------------    --------------------------   ------------------
ECI Telecom Ltd. Employee Share
Incentive Plan 2002
----------------------------------
Ordinary Shares, nominal value NIS   3,000,000 shares             $7.925                    $23,775,000              $2,799.00
0.12 per share
------------------------------------ ------------------- -------------------------- ---------------------------- -------------------

(1) This Registration Statement shall also cover any additional shares attributable to these registered shares which become issuable under the ECI Telecom Ltd. Employee Share Incentive Plan 2002 by reason of any share dividend, share split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Ordinary Shares on December 15, 2004, as reported by the Nasdaq National Market.

                  On March 7, 2003, ECI Telecom Ltd. (the "Registrant") filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (File No. 333-103669) relating to 13,025,000 ordinary shares, nominal value NIS 0.12 per share (the "Ordinary Shares"), of the Registrant to be offered and sold under the plan (the "Plan") set forth on the cover page of this Registration Statement. The contents of such prior Registration Statement are incorporated in this Registration Statement by reference. This Registration Statement is being filed to register an additional 3,000,000 Ordinary Shares to be offered and sold under the Plan pursuant to an amendment thereof.

                                     PART II

               Information Required in the Registration Statement

Item 8.  Exhibits

  Exhibit Number     Exhibit
--------------- ----------------------------------------------------------------
      5         Opinion and consent of Goldfarb, Levy, Eran & Co.

      23.1 Consent of Somekh Chaikin, a member of KPMG International, Independent Registered Public Accounting Firm.

      23.2 Consent of PricewaterhouseCoopers (San Jose, CA), Independent Registered Public Accounting Firm.

      23.3      Consent of Goldfarb, Levy, Eran & Co. is contained in Exhibit 5.

      99.1 ECI Telecom Ltd. Employee Share Incentive Plan 2002 (as amended and restated), including the ECI Telecom Ltd. 2002 Sub-Plan (United States)

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petah Tikva, State of Israel on this 16th day of December, 2004.

                                 ECI TELECOM LTD.

                                 By: /s/ Doron Inbar
                                     -------------------------------------
                                     Doron Inbar
                                     President and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of ECI Telecom Ltd., an Israeli corporation, do hereby constitute and appoint Doron Inbar, President and Chief Executive Officer, and Giora Bitan, Executive Vice President and Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                                        Title                                Date
------------------------------------      -------------------------------------------         -----------------
/s/ Doron Inbar                           President and Chief Executive Officer               December 16, 2004
------------------------------------      (Principal Executive Officer)
Doron Inbar

                                          Executive Vice President and Chief Financial        December 16, 2004
/s/ Giora Bitan                           Officer (Principal Financial and Accounting
------------------------------------      Officer)
Giora Bitan

/s/ Shlomo Dovrat                         Chairman of the Board of Directors                  December 16, 2004
------------------------------------
Shlomo Dovrat

/s/ Jonathan B. Kolber                    Director                                            December 16, 2004
------------------------------------
Jonathan B. Kolber

/s/ Danny Biran                           Director                                            December 16, 2004
------------------------------------
Danny Biran

/s/ Yocheved Dvir                         Director                                            December 16, 2004
------------------------------------
Yocheved Dvir

/s/ Colin R. Green                        Director                                            December 16, 2004
------------------------------------
Colin R. Green

/s/ Avner Naveh                           Director                                            December 16, 2004
------------------------------------
Avner Naveh

/s/ Meir Shannie                          Director                                            December 16, 2004
------------------------------------
Meir Shannie

/s/ Casimir Skrzypczak                    Director                                            December 16, 2004
------------------------------------
Casimir Skrzypczak

/s/ Gerd Tenzer                           Director                                            December 16, 2004
------------------------------------
Gerd Tenzer

Authorized Representative in the United States

ECI TELECOM INC.

By:   /s/ Paul Ellett                   Vice President and Director                         December 16, 2004
      -----------------------------
      Paul Ellett

                                  EXHIBIT INDEX

  Exhibit Number     Exhibit
--------------- ----------------------------------------------------------------
      5         Opinion and consent of Goldfarb, Levy, Eran & Co.

      23.1 Consent of Somekh Chaikin, a member of KPMG International, Independent Registered Public Accounting Firm.

      23.2 Consent of PricewaterhouseCoopers (San Jose, CA), Independent Registered Public Accounting Firm.

      23.3      Consent of Goldfarb, Levy, Eran & Co. is contained in Exhibit 5.

      99.1 ECI Telecom Ltd. Employee Share Incentive Plan 2002 (as amended and restated), including the ECI Telecom Ltd. 2002 Sub-Plan (United States)